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                                                                    EXHIBIT 10.6
                             COMMAND SYSTEMS, INC.

                               CO-SALE AGREEMENT

                               DECEMBER 31, 1997


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                             COMMAND SYSTEMS, INC.

                               CO-SALE AGREEMENT


     This Co-Sale Agreement (the "Agreement") is made as of this 31st day of December, 1997, by and among Command Systems, Inc., a Delaware corporation (the "Company"), PHL Global Holding Co. (the "Stockholder") and Edward G. Caputo (the "Founder").

                                   RECITALS

     WHEREAS, the Stockholder is exchanging 22,67,720 equity shares Rs.10/ (the "Minority Shares") of Command International Software, Pvt., an Indian unlimited liability company ("Command Software"), for an aggregate of one hundred (100) shares (the "Shares") of the Company's voting Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), subject to the terms and conditions set forth in that certain Stock Exchange Agreement by and among the Company, the Stockholder and Phoenix Home Life Mutual Insurance Company ("Phoenix") and dated as of the date hereof;

     WHEREAS, the Stockholder was induced by the Company to exchange the Minority Shares for the Shares in part on the Company's and the Founder's agreement to enter into this Agreement;

     WHEREAS, the parties desire to enter into this Agreement in order to grant rights of co-sale to each party.

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree hereto as follows:

1.  DEFINITIONS.

    a) "Co-Sale Stock" shall mean shares of the Company's Common Stock or Preferred Stock now owned or subsequently acquired by the Founder. The Founder is currently the owner of not less than a majority of the Company's issued and outstanding shares of Common Stock.

    b) "Common Stock" shall mean the Company's Common Stock, $.01 par value per share and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Series B Preferred Stock.

2.  SALES BY THE FOUNDER.

         a) If the Founder proposes to sell or transfer any shares of Co-Sale Stock then the Founder shall promptly give written notice (the "Notice") simultaneously to the Company and to the Stockholder at least twenty (20) days prior to the closing of

                               CO-SALE AGREEMENT
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         such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Co-Sale Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name, address and relationship, if any, to the Founder of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions of Sections 3(a), the Notice shall state under which section the sale or transfer is being made. Upon the request of the Company or the Stockholder, the Founder will promptly furnish to the Company and the Stockholder such other information as may be reasonably requested to establish that the offer and proposed transferee are bona fide.

    b) The Stockholder shall have the right, exercisable upon written notice to the Founder within fifteen (15) days after the Notice, to participate in such sale of Co-Sale Stock on the same terms and conditions. Such notice shall indicate the number of shares of Common Stock the Stockholder wishes to sell under its right to participate. To the extent the Stockholder exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that the Founder may sell in the transaction shall be correspondingly reduced.

    c) The Stockholder may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Co-Sale Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Stockholder at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock owned by the Founder and the Stockholder at the time of the sale or transfer.

    d)   If the Stockholder elects to participate in the sale pursuant to this
         Section 2, the Stockholder shall effect its participation in the sale by promptly delivering to the Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

         i) the type and number of shares of Common Stock which the Stockholder elects to sell; or

         ii) that number of shares of Series B Preferred Stock which is at such time convertible into the number of shares of Common Stock which the Stockholder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series B Preferred Stock in lieu of Common Stock, the Stockholder shall convert such Series A Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(d)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer to such shares to the purchaser.


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                               CO-SALE AGREEMENT
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    e)   The stock certificate or certificates that the Stockholder delivers to the Founder pursuant to Section 2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Founder shall concurrently therewith remit to the Stockholder that portion of the sale proceeds to which the Stockholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Stockholder exercising its rights of co-sale hereunder, the Founder shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, the Founder shall purchase such shares or other securities from the Stockholder on the same terms and conditions specified in the Notice.

    f) The exercise or non-exercise of the rights of the Stockholder hereunder to participate in one or more sales of Co-Sale Stock made by the Founder shall not adversely affect the Stockholder's rights to participate in subsequent sales of Co-Sale Stock subject to Section 2(a).

    g) If the Stockholder elects not to participate in the sale of the Co-Sale Stock subject to the Notice, the Founder may, not later than sixty (60) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by the Founder, shall again be subject to the co-sale rights of the Stockholder and shall require compliance by the Founder with the procedures described in this Section 2.

3.  EXEMPT TRANSFERS.

    a) Notwithstanding the foregoing, the co-sale rights of the Stockholder shall not apply to (i) any transfer or transfers by the Founder which in the aggregate, over the term of this Agreement, amount to no more than fifteen percent (15%) of the Co-Sale Stock held by the Founder as of the date hereof, (ii) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest to the extent permitted under the Amended and Restated Guaranty Agreement of the Founder dated August 26, 1997, (iii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Founder, or (iv) any bona fide gift; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses 3(a)(ii), (iii) and (iv), (A) the Founder shall inform the Stockholder of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Stockholder with a written agreement to be bound by and comply with all provisions of Section 2. Except with respect to Co-Sale Stock


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                               CO-SALE AGREEMENT
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         transferred under clause (i) above (which Co-Sale Stock shall no longer by subject to the co-sale rights of the Stockholder), such transferred Co-Sale Stock shall remain "Co-Sale Stock" hereunder, and such pledgee, transferee or donee shall be treated as the "Founder" for purposes of this Agreement.

    b) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Co-Sale Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

4.  PROHIBITED TRANSFERS.

    a) In the event that the Founder should sell any Co-Sale Stock in contravention of the co-sale rights of the Stockholder under this Agreement (a "Prohibited Transfer"), and the Stockholder and the Company are unable to void such transfer pursuant to Section 4(b)(iv) hereof, the Stockholder (in addition to such other remedies as may be available at law, in equity or hereunder) shall have the put option provided below, and the Founder shall be bound by the applicable provisions of such option.

    b) In the event of a Prohibited Transfer, the Stockholder shall have the right to sell to the Founder the type and number of shares of Common Stock equal to the number of shares the Stockholder would have been entitled to transfer to the purchaser under Section 2(c) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

         i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to the Founder in such Prohibited Transfer. The Founder shall also reimburse the Stockholder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Stockholder's rights under Section 2.

         ii) Within ninety (90) days after the date on which the Stockholder received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, the Stockholder shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

         iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by the Stockholder, pursuant to this Section 4(b), pay the aggregate purchase price therefore and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means



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                               CO-SALE AGREEMENT
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                 acceptable to the Stockholder.

         iv) Notwithstanding the foregoing, any attempt by the Founder to transfer Co-Sale Stock in a Prohibited Transfer shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the Stockholder's prior written consent.

5.  LEGEND.

    a) Each certificate representing shares of Co-Sale Stock now or hereafter owned by the Founder or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN EDWARD G. CAPUTO AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

    b) The Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

6.  MISCELLANEOUS.

    a) Conditions to Exercise of Rights. Exercise of the Stockholder's rights under this Agreement shall be subject to and conditioned upon, and the Founder and the Company shall use their best efforts to assist Phoenix in compliance with applicable laws.

    b) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

    c) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to any obligation of the Company, only by the Company and the Stockholder, (ii) as to any obligation of the Stockholder, only by the Stockholder, the Founder and the Company and
         (iii) as to any obligation of the Founder, only by the Founder and the Stockholder. Any


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                               CO-SALE AGREEMENT
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         amendment or waiver effected in accordance with clauses (i), (ii), and
         (iii) of this Section 6(c) shall be binding upon the Stockholder, its successors and assignees, the Company and the Founder.

    d) Assignment of Rights. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

    e) Term. This Agreement shall terminate upon the earliest to occur of (i) ten years after the date hereof, (ii) the date that the Founder ceases to own shares of Co-Sale Stock constituting at least twenty-five percent (25%) the Company's issued and outstanding Common Stock on a fully-diluted basis and (iii) the date that the Stockholder, together with its affiliates (as defined in Rule 405 under the Securities Act), ceases to own shares of Common Stock constituting at least five percent (5%) of the Company's issued and outstanding Common Stock on a fully-diluted basis.

    f) Ownership. The Founder represents and warrants that he is the sole legal and beneficial owner of those shares of Co-Sale Stock he currently holds subject to the Agreement and that no other person has any interest (other than a community property interest) in such shares.

    g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten
         (10) days advance written notice to the other parties hereto.

    h) Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never


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                               CO-SALE AGREEMENT
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         been contained herein.


    i) Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

    j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    k) Coordination. Stockholder and Founder agree to coordinate the rights provided for herein in favor of Stockholder in respect of the sale of any Co-Sale Stock with the rights in favor of Phoenix set forth in that certain Co-Sale Agreement dated as of August 26, 1997 by and among Phoenix, the Company and the Founder, so as to fully realize the benefits provided for herein and therein in respect of the Stockholder and Phoenix.


                     [THIS SPACE INTENTIONALLY LEFT BLANK]




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                               CO-SALE AGREEMENT
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    The foregoing Co-Sale Agreement is hereby executed as of the date first above written.

                                  COMMAND SYSTEMS, INC.


                                  By: /s/ Edward G. Caputo
                                     ------------------------------------
                                      Edward G. Caputo,
                                      President

                             ADDRESS: 76 Batterson Park Road
                                      Pond View Corporate Center
                                      Farmington, Connecticut  06032



                                  THE FOUNDER:

                                      /s/ Edward G. Caputo
                                  ------------------------------------
                                      Edward G. Caputo

                            ADDRESS:  6 Morgan Place
                                      Avon, Connecticut  06001



                                  THE STOCKHOLDER:

                                  PHL GLOBAL HOLDING CO.


                                  By: /s/
                                     ------------------------------------
                                  Name:
                                  Title:

                            ADDRESS:  One American Row, P.O. Box 5056
                                      Hartford, Connecticut  06102-5056



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                               CO-SALE AGREEMENT